SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): October 5, 2004


                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                  000-33167                   84-0448400
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
      of Incorporation)            File Number)              Identification No.)





                 17700 CASTLETON STREET, SUITE 589
                   CITY OF INDUSTRY, CALIFORNIA                    91748
             (Address of Principal Executive Offices)            (Zip Code)




                                 (626) 964-3232
              (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On October 5, 2004, Kiwa Bio-Tech Products Group Corporation (the "Registrant") received a $350,000 advance from Young San Kim and Song N. Bang
(collectively "Lenders"), pursuant to a Convertible Note Agreement dated September 23, 2004 by and among the Registrant and the Lenders (the "Agreement"). The principal amount of the advance is due and payable on March 23, 2004, and prepaid interest in the amount of $17,500 for the full term of the loan was payable at the time of the advance. At the Lenders' option, the loan amount may be converted into common stock, $0.001 par value ("Common Stock") of the Registrant at a price per share of $0.20.

         Pursuant to the Agreement, the Registrant has also issued certain Common Stock Warrants ("Warrants") to the Lenders to purchase in the aggregate up to 1,050,000 shares of the Registrant's Common Stock at an exercise price of $0.20 per share, for a term of three years.

ITEM 3.02. - UNREGISTERED SALES OF EQUITY SECURITIES.

         In connection with the loan described in Item 2.03 above, and as additional consideration for the funds advanced under the Agreement, the Registrant issued Warrants to Young San Kim to purchase up to 900,000 shares of Common Stock, and Warrants to Song N. Bang to purchase up to 150,000 shares of Common Stock. The issuance of the Warrants was exempt under Section 4(2) of the Securities Act of 1933, as amended. The Warrants are exercisable at a per share price of $0.20, for a term of three years.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        KIWA BIO-TECH PRODUCTS GROUP CORPORATION



Date:    October 5, 2004                By:       /S/ WEI LI
                                           -------------------------------------
                                              Wei Li, Chief Executive Officer